Exhibit 99.1

[Verenium Letterhead]

NOTICE OF ADJUSTMENT

CUSIP: 92340P AA8

April 1, 2008

VIA ELECTRONIC AND FIRST CLASS MAIL

Cede & Co.

c/o The Depository Trust Company

55 Water Street

New York, NY 10041-0099

Wells Fargo Bank, National Association

Attn: Lynn M. Steiner, Vice President

Corporate Trust Services

625 Marquette Avenue South

MAC N9311-110

Minneapolis, MN 55479

Re:	Notice of Adjustment of Conversion Rate of the

5.50% Convertible Senior Notes due 2027 of

Verenium Corporation (formerly known as Diversa Corporation)

Ladies and Gentlemen:

This letter constitutes notice from Verenium Corporation (formerly known as Diversa Corporation)(the “Company”) to (i) Cede & Co., as the sole registered holder of the 5.50% Convertible Senior Notes due 2027 (the “Notes”), of the Company issued under the Indenture, dated as of March 28, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) the Trustee, which notice is delivered pursuant to Section 10.10 of the Indenture, that effective April 1, 2008, the Company has adjusted the Conversion Rate (as defined in the Indenture) of the Notes as required by Section 10.15 of the Indenture such that the Conversion Price (as defined in the Indenture) shall be $6.40.

Very truly yours,

VERENIUM CORPORATION

By:	/s/ John A. McCarthy, Jr.
John A. McCarthy, Jr.
Executive Vice President and Chief Financial Officer